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EXHIBIT 1

AGREEMENT OF JOINT FILING

    In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, no par value per share, of First Community Bancorp and that this agreement be included as an Exhibit to such filing.

    The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of December 10, 2001.

/s/ JOHN M. EGGEMEYER III
John M. Eggemeyer III
EGGEMEYER ADVISORY CORP.
By:	/s/ JOHN M. EGGEMEYER III

John M. Eggemeyer III President

/s/ WILLIAM J. RUH
William J. Ruh
WJR CORP.
By:	/s/ WILLIAM J. RUH

William J. Ruh President
CASTLE CREEK CAPITAL, LLC
By:	/s/ JOHN M. EGGEMEYER III

John M. Eggemeyer III President

CASTLE CREEK CAPITAL PARTNERS FUND I, LP
By:	/s/ JOHN M. EGGEMEYER III

John M. Eggemeyer III President
CASTLE CREEK CAPITAL PARTNERS FUND IIa, LP
By:	/s/ JOHN M. EGGEMEYER III

John M. Eggemeyer III President
CASTLE CREEK CAPITAL PARTNERS FUND IIb, LP
By:	/s/ JOHN M. EGGEMEYER III

John M. Eggemeyer III President

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AGREEMENT OF JOINT FILING